                                  BROADVISION, INC.

                             STOCK RESTRICTION AGREEMENT


         THIS STOCK RESTRICTION AGREEMENT (the "Agreement") is made and entered into as of November 1, 1993, by and between BROADVISION, INC., a Delaware corporation (the "Company"), and PEHONG CHEN ("Shareholder").

                                       RECITALS

         A. As of the date hereof, Shareholder owns five million three hundred sixty thousand (5,360,000) shares of Common Stock of the Company issued on July 30, 1993 and October 20, 1993 ("Total Shares"). The use of the term "Vesting Shares" herein refers to three million seven hundred thousand (3,700,000) of the Total Shares and to all securities received with respect to such shares pursuant to or in consequence of any stock dividend, stock split, recapitalization, merger, reorganization, exchange of shares or other similar event.

         B. In order to provide assurance to persons who may purchase shares of stock of the Company in the future and thereby to assist in the equity financing of the Company, Shareholder is willing to enter into this Agreement for the benefit of the Company and any person or entity who holds stock of the Company from time to time.

    NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

    1.   RIGHT OF COMPANY TO REPURCHASE SHARES.

         1.1 REPURCHASE RIGHT. All of the Vesting Shares shall be subject to the option set forth in this paragraph 1 ("Purchase Option"). Subject to the provisions of Section 1.3, in the event Shareholder shall cease to be employed by the Company (including a parent or subsidiary of the Company) at any time prior to November 1, 1997, the Company shall have the right, at any time within 90 days after the date Shareholder ceases to be so employed, to exercise the Purchase Option, which consists of the right to purchase from the Shareholder or his personal representative, as the case may be, up to but not exceeding the number of Shares which have not vested under the provisions of Section 1.2 below, upon the terms hereinafter set forth. The purchase price to be paid on exercise of the Purchase Option shall be $0.02 per share for the first 1,700,000 shares purchased and $0.005 per share for any shares in excess of 1,700,000.

         1.2 LAPSE OF RIGHT TO EXERCISE PURCHASE OPTION. Subject to Section 1.3, the Company may exercise the Purchase Option for a maximum number of Shares as set forth in the following formula: 3,700,000 shares, minus 77,083 1/3 shares for each full month that Shareholder is employed by the Company after October 31, 1993.


                                          1.

         1.3 ACCELERATED VESTING. The Purchase Option shall lapse, and all Vesting Shares shall become fully vested upon the occurrence of any of the following events: (i) any merger or consolidation of the Company with or into another entity; (ii) any sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any transaction or series of related transactions in which more than 50% of the outstanding voting securities of the Company are transferred; or (iv) any termination of the employment of the Shareholder which is not voluntary by the Shareholder, provided that the Shareholder agrees if requested as part of such termination to continue as a consultant to the Company on reasonable terms for up to 10% of the business days each month until the earlier of November 1, 1997 or an event specified in clause (i), (ii) or (iii) above.

         1.4 REPURCHASE PROCEDURE. The Company's Purchase Option shall terminate if not exercised by written notice from the Company to Shareholder within 90 days from the date on which Shareholder ceases to be employed by the Company. As security for Shareholder's performance of the terms of this Agreement and to ensure that the Shares will be available for delivery upon exercise of the Purchase Option, Shareholder agrees to deliver to and deposit with Linda L. Carloni of Cooley Godward Castro Huddleson & Tatum ("Escrow Agent"), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the Shares; such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Shareholder set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall be delivered to the Escrow Agent.

         1.5 BINDING EFFECT. The Company's Purchase Option shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any representative, executor, administrator, heir or legatee of Shareholder.

    2. STOCK CERTIFICATE RESTRICTIVE LEGEND. Shareholder agrees that the certificate(s) representing the Shares shall bear a legend which substantially reads as follows:

         "The shares represented by this certificate are subject to an option set forth in an agreement between the Company and the registered holder, or the predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."


                                          2.

    3. BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

    4. DAMAGES. Shareholder shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Shares which is not in conformity with the provisions of this Agreement.

    5. GOVERNING LAW AND ATTORNEY'S FEES. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default, or misrepresentation in connection with any of the provisions hereof, the prevailing party shall be entitled to recover reasonable attorney's fees and all other costs incurred in such action or proceeding.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       BROADVISION, INC.


                                       By:    /s/  Pehong Chen
                                          ---------------------------
                                            Pehong Chen
                                            President


         Shareholder hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

                                             /s/  Pehong Chen
                                       ------------------------------
                                       PEHONG CHEN


                                          3.

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                                      EXHIBIT A
                                          TO
                             STOCK RESTRICTION AGREEMENT

                      STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE



    FOR VALUE RECEIVED, Pehong Chen hereby sells, assigns and transfers unto BroadVision, Inc., a Delaware corporation (the "Company"), pursuant to that certain Stock Restriction Agreement, dated November __, 1993, by and between the
undersigned and the Company (the "Agreement"),     ____________________________
______________________________ (___________) shares of Common Stock of the
Company standing in the undersigned's name on the books of the Company represented by Certificate No(s). _______ and does hereby irrevocably constitute and appoint ________________________ attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may only be used in connection with the repurchase of shares of Common Stock pursuant to the Agreement that remain subject to the Company's right of repurchase in accordance with and subject to the terms and conditions of the Agreement.



Dated as of:
            ---------------


                                       ------------------------------
                                       Pehong Chen

                                      EXHIBIT B
                                          TO
                             STOCK RESTRICTION AGREEMENT

                              JOINT ESCROW INSTRUCTIONS


Linda L. Carloni, Esq.
Cooley Godward Castro Huddleson & Tatum
One Maritime Plaza, 20th Floor
San Francisco, CA 94111


Dear Madam:

    As Escrow Agent for both BroadVision, Inc. (the "Company") and the undersigned person denoted "Shareholder," you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement ("Agreement"), dated November __, 1993, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

    1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") shall elect to exercise the Purchase Option set forth in the Agreement, the Company shall give to Shareholder and you a written notice specifying the number of shares of Common Stock (the "Stock") to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Shareholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

    2. At the closing, you are directed (i) to date the stock assignment necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the number of shares of the Stock being purchased pursuant to the exercise of the Purchase Option.

    3. Shareholder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of the Stock to be held by you hereunder and any additions and substitutions to said shares as referred to in the Agreement. Shareholder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such shares all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state securities officials. Subject to the provisions of this paragraph 3, Shareholder shall exercise all rights and privileges of a shareholder of the Company while the Stock is held by you.


                                          1.

    4. This escrow shall terminate upon termination of the Purchase Option under the Agreement.

    5. If at the time of termination of this escrow you should have in your possession in your capacity as Escrow Agent any documents, securities or other property belonging to Shareholder, you shall deliver all of same to Shareholder and shall be discharged of all further obligations hereunder.

    6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

    7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.
You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Shareholder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

    8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders of a duly authorized arbitrator or arbitration panel, orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

    9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

    10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.


                                          2.

    11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Assistant Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint your successor as Assistant Secretary of the Company as successor Escrow Agent.

    12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

    13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned, by arbitration or a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

    14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten
(10) days' advance written notice to each of the other parties hereto.

                        COMPANY:       BROADVISION, INC.
                                       93 Ridgeview Drive
                                       Atherton CA 94027
                                       Attention:  President

                        SHAREHOLDER:   PEHONG CHEN
                                       93 Ridgeview Drive
                                       Atherton CA 94027

                        ESCROW AGENT:  Linda L. Carloni, Esq.
                                       Cooley Godward, et.al.
                                       One Maritime Plaza, 20th Floor
                                       San Francisco, CA 94111


    15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.


                                          3.

    16. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, you may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor.

    17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Dated:  November __, 1993

                                  Very truly yours,

                                  BROADVISION, INC.


                                  By:
                                     --------------------------------
                                       Pehong Chen
                                       President



                                  SHAREHOLDER



                                  -----------------------------------
                                  Pehong Chen


                                  ESCROW AGENT


                                  By:
                                     --------------------------------
                                       Linda L. Carloni


                                          4.